As filed with the Securities and Exchange Commission on September 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3514823
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5 Westbrook Corporate Center

Westchester, Illinois 60154

(708) 551-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christine M. Castellano

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

(708) 551-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

John Kelsh

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

PROSPECTUS

Ingredion Incorporated

Debt Securities

This prospectus contains a general description of the debt securities Ingredion Incorporated may offer for sale from time to time. We will describe the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We may sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such debt securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2016.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any related free writing prospectus we authorize that supplements this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, at any time and from time to time, in one or more offerings, sell debt securities under this prospectus. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities and the offering. The prospectus supplement and any related free writing prospectus may also add, update or change the information in this prospectus or in any document incorporated or deemed to be incorporated by reference herein. Please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “Ingredion,” “the Company,” “we,” “us” and “our” refer to Ingredion Incorporated and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements. These forward-looking statements include, among other things, any statements regarding our prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning our prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this prospectus or the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus are “forward-looking statements.” These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including:

•	the effects of global economic conditions, including, particularly, the continuation or worsening of the current economic, currency and political conditions in South America and economic conditions in Europe, and their impact on our sales volumes and pricing of our products;

•	our ability to collect our receivables from customers and our ability to raise funds at reasonable rates;

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•	fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations;

•	fluctuations in the markets and prices for our co-products, particularly corn oil;

•	fluctuations in aggregate industry supply and market demand;

•	the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates;

•	volatility and turmoil in the capital markets;

•	the commercial and consumer credit environment;

•	general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products;

•	future financial performance of major industries we serve, including, without limitation, the food and beverage, paper, corrugated and brewing industries;

•	energy costs and availability, freight and shipping costs;

•	changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates;

•	operating difficulties;

•	availability of raw materials, including potato starch, tapioca and the specific varieties of corn upon which our products are based;

•	energy issues in Pakistan;

•	boiler reliability;

•	our ability to effectively integrate and operate acquired businesses;

•	our ability to achieve budgets and to realize expected synergies;

•	our ability to complete planned maintenance and investment projects successfully and on budget;

•	labor disputes;

•	genetic and biotechnology issues;

•	changing consumption preferences, including those relating to high fructose corn syrup;

•	increased competitive and/or customer pressure in the corn-refining industry; and

•	the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see the information described below under the heading “Risk Factors.”

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THE COMPANY

We are a leading global ingredients solutions provider. We turn corn, tapioca, potatoes, rice and other vegetables and fruits into value-added ingredients and biomaterials for the food, beverage, paper and corrugating, brewing, pharmaceutical, textile and personal care industries, as well as the global animal feed and corn oil markets.

Our product line includes starches and sweeteners, animal feed products and edible corn oil. Our starch-based products include both food-grade and industrial starches, and biomaterials. Our sweetener products include glucose syrups, high maltose syrups, high fructose corn syrup, caramel color, dextrose, polyols, maltodextrins and glucose and syrup solids.

We believe our approach to production and service, which focuses on local management and production improvements of our worldwide operations, provides us with a unique understanding of the cultures and product requirements in each of the geographic markets in which we operate, bringing added value to our customers through innovative solutions. At the same time, we believe that our corporate functions allow us to identify synergies and maximize the benefits of our global presence.

Our principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois 60154 and our telephone number is (708) 551-2600.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by subsequent quarterly and other reports we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the debt securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment or refinancing of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges (1)	10.74x	9.01x	7.79x	7.79x	8.06x	7.65x

(1)	The ratio of earnings to fixed charges equals earnings divided by fixed charges. Earnings is defined as income before income taxes and earnings of non-controlling interests, plus fixed charges, minus capitalized interest. Fixed charges is defined as interest expense on debt, plus amortization of discount on debt, plus interest portion of rental expense on operating leases.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of August 18, 1999 between us and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. If you would like more information on the provisions of the indenture, you should review the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture before investing in our debt securities.

References in this section of the prospectus to “Ingredion,” the “Company,” “we,” “us” and “our” are only to Ingredion Incorporated, the issuer of the debt securities, and not to its subsidiaries.

General

We may issue debt securities, at any time and from time to time, in one or more series without limitation on the aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of debt securities of any series outstanding, “reopen” that series of debt securities by issuing additional debt securities of that series having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the debt securities of that outstanding series. We will not, however, issue such additional debt securities of any series with the same CUSIP number as the outstanding series of debt securities if they are not fungible for U.S. federal income tax purposes with the outstanding series of debt securities. Any such additional debt securities will constitute part of the same series as such outstanding debt securities.

The debt securities will be unsecured and will rank equally with all our unsecured and unsubordinated indebtedness. The terms of any series of debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the indenture relating to that series. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

A supplement to this prospectus will describe specific terms relating to the series of debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series;

•	the interest rate or rates, if any (which may be fixed or variable), or the formula or method by which interest shall accrue, interest payment dates and corresponding record dates, and whether we may defer interest payments;

•	the date or dates of maturity;

•	whether the debt securities can be redeemed by us;

•	whether the holders will have the right to cause us to repurchase the debt securities;

•	whether there will be a sinking fund;

•	the portion of the debt securities due upon acceleration of maturity upon an Event of Default;

•	the denominations in which the debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	the form used to evidence ownership of the debt securities;

•	whether the debt securities are convertible;

•	the manner and place of payment of principal (and premium, if any) and interest;

•	additional offices or agencies for registration of transfer and exchange and for payment of the principal, premium (if any), and interest;

•	whether the debt securities will be registered or unregistered, and the circumstances upon which such debt securities may be exchanged for debt securities issued in a different form (if any);

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for such global securities and the circumstances upon which global securities may be exchanged for debt securities issued in a different form (if any);

•	if denominated in a currency other than United States dollars, the currency, currency units or composite currency in which the debt securities are to be denominated, or in which payments of the principal, premium (if any), and interest will be made and the circumstances when the currency of payment may be changed (if any);

•	if we or a holder can choose to have the payments of the principal, premium (if any), or interest made in a currency, currency units or composite currency other than that in which the debt securities are denominated or payable, how such a choice will be made and how the exchange rate between the two currencies will be determined;

•	if the payments of principal, premium (if any), or interest may be determined with reference to one or more securities issued by us, or another company, or any index, how those amounts will be determined;

•	whether defeasance provisions will not apply; and

•	any other terms consistent with the indenture.

Each prospectus supplement will also describe any special provisions for payment of additional amounts with respect to debt securities of any series.

Each series of debt securities will be a new issue with no established trading market. There can be no assurance that there will be a liquid trading market for the debt securities.

We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used by us to satisfy any sinking fund or redemption requirements.

Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate may be sold at a substantial discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in a prospectus supplement.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry Securities” below.

Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required to issue, register the transfer of or exchange (i) debt securities of any series during the period of 15 days next preceding the mailing of a notice of redemption of such series, (ii) any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part or (iii) any debt security that has been surrendered for repayment at the option of the holder, except any portion of such debt security not to be so repaid.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in Chicago, Illinois or New York, New York, or at such other locations as we may from time to time designate for any series of debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the indenture.

We will give written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee under the indenture as our agent to receive all presentations, surrenders, notices and demands with respect to a series of debt securities. Unless otherwise specified in the applicable prospectus supplement, the applicable trustee’s corporate trust office in the Borough of Manhattan, The City of New York will be the office at which such presentations, surrenders, notices and demands may be made.

The principal of, premium, if any, and interest on the debt securities of any series will be payable at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer to an account maintained by the payee located in the United States.

Certain Restrictions

The restrictions summarized in this section apply to all debt securities unless a prospectus supplement indicates otherwise. Certain terms used in the following description of these restrictions are defined under the caption “Certain Definitions” at the end of this section.

Limitations on Secured Debt. If we or our Tax Consolidated Subsidiaries incur Indebtedness secured by a Lien on Principal Property (including Capital Stock or indebtedness of any Subsidiary), we are required to secure the then outstanding debt securities (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by us ranking equally with the outstanding debt securities) equally and ratably with (or prior to) such secured debt.

The indenture permits us to create the following types of Liens, which we refer to as Permitted Encumbrances, without securing the debt securities:

•	liens existing at the time of acquisition of the affected property or purchase money liens incurred within 270 days after acquisition of the property;

•	liens affecting property of a Person existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with or purchased by us or a Tax Consolidated Subsidiary;

•	liens existing on the date of the indenture;

•	certain liens in connection with legal proceedings and government contracts and certain deposits or liens made to comply with government contracts or statutes;

•	certain statutory liens or similar liens arising in the ordinary course of business;

•	liens for certain judgments and awards; and

•	certain extensions, renewals or replacements of any liens referred to above.

Limitations on Sale and Lease-Back Transactions. We and our Tax Consolidated Subsidiaries may not sell or transfer any property with the intention of entering into a lease of such property (except for certain temporary leases of a term, including renewals, not exceeding five years) unless any one of the following is true:

•	the transaction is to finance all or part of the purchase price of property acquired or constructed;

•	the transaction involves the property of a Person that is merging or consolidating with us or one of our Tax Consolidated Subsidiaries or that is selling, leasing or otherwise disposing of substantially all of its assets to us or one of our Tax Consolidated Subsidiaries;

•	certain transactions with a governmental entity;

•	the transaction is an extension, renewal or replacement of one of the items listed above; or

•	within 120 days after the effective date of such transaction, we or a Tax Consolidated Subsidiary repays our Funded Debt, the debt securities of any series, the Funded Debt of any Subsidiary or preferred stock of any Subsidiary or purchases certain other property in an amount equal to the greater of (1) the net proceeds of the sale of the property leased in such transaction or (2) the fair value, in the opinion of our board of directors, of the leased property at the time of such transaction.

Exempted Indebtedness. Notwithstanding the limitations on secured debt and sale and lease-back transactions, we and our Tax Consolidated Subsidiaries may incur, assume, or guarantee Indebtedness secured by a Lien without securing the debt securities, or may enter into sale and lease-back transactions without retiring Funded Debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the aggregate value of all such sale and lease-back transactions (excluding sale and lease-back transactions of the type set forth in the bullet points above under “—Certain Restrictions—Limitations on Sale and Lease-Back Transactions”) does not at any such time exceed 10% of our Consolidated Net Tangible Assets.

Merger, Consolidation and Sale of Assets. We may not consolidate with, or merge into, or sell, lease or convey all or substantially all of our assets to any other person, unless:

•	either the Company is the continuing corporation, or the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or conveyance all or substantially all of our assets is a United States, United Kingdom, Italian, French, German, Japanese or Canadian corporation which assumes all of our obligations under the debt securities and under the indenture; and

•	after giving effect to the merger, consolidation, sale, lease or conveyance, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing.

Payments on the debt securities may become subject to non-U.S. withholding tax if the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or conveyance all or substantially all of our assets is not a United States corporation. No additional amounts will be payable for any U.S. or non-U.S. taxes withheld from any payment on the debt securities.

If we sell, lease or convey substantially all our assets and the purchaser or lessee assumes our obligations under the indenture, we will be discharged from all obligations under the indenture and the debt securities.

Certain Definitions

Set forth below is a summary of certain defined terms as used in the indenture. See Article One of the indenture for the full definition of all such terms.

“Capital Stock” means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

“Consolidated Net Tangible Assets” means the aggregate amount of all assets (less depreciation, valuation and other reserves and items deductible therefrom under generally accepted accounting principles) after deducting (a) all goodwill, patents, trademarks and other like intangibles and (b) all current liabilities (excluding any current liabilities that are extendible or renewable at our option for a time more than twelve months from the time of the calculation) as shown on our most recent consolidated quarterly balance sheet.

“Funded Debt” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Indebtedness” means with respect to any Person (i) any liability of such Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Principal Property” means any manufacturing, processing or warehouse facility owned or leased (under capital leases) by us or one of our Tax Consolidated Subsidiaries located within the United States, the gross book value of which exceeds one percent of Consolidated Net Tangible Assets, other than any manufacturing, processing or warehouse facility (or portion thereof) that is financed by a governmental entity or that, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.

“Subsidiary” means any corporation of which we control at least a majority of the outstanding stock capable of electing a majority of the directors of such corporation. In this context, control means that we or our Subsidiaries own the stock, or that we or our subsidiaries have the power to direct the voting of the stock, or any combination of these items so long as we have the ability to elect a majority of the directors.

“Tax Consolidated Subsidiary” means a Subsidiary with which we would be entitled to file a consolidated federal income tax return.

Events of Default

Under the indenture, “Event of Default” means, with respect to any series of debt securities:

•	failure to pay interest that continues for 30 days after payment is due;

•	failure to make any principal or premium (if any) payment when due;

•	default in the deposit of any sinking fund payment in respect of the debt securities of such series;

•	failure to comply with any of our other agreements contained in the indenture or in the debt securities of such series for 90 days after the trustee notifies us of such failure (or the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by such failure notify us and the trustee);

•	failure to pay any principal, premium (if any) or interest when due on any of our Indebtedness which is outstanding in a principal amount of at least $25 million in the aggregate (excluding Indebtedness evidenced by the debt securities or otherwise arising under the indenture (the “other Indebtedness”)), and the continuation of such failure after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

•	the occurrence or existence of any other event or condition under any agreement or instrument relating to any such other Indebtedness that continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such other Indebtedness, or

•	the declaration that any such other Indebtedness is due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or the requirement that an offer to prepay, redeem, purchase or defease such other Indebtedness be made, in each case prior to the stated maturity thereof;

•	certain events of bankruptcy, insolvency or reorganization involving us; or

•	any other Event of Default described in the applicable prospectus supplement.

In general, the trustee must give both us and you notice of a default for the debt securities you hold. The trustee may withhold notice to you (except defaults as to payment of principal, premium or interest) if it determines that the withholding of such notice is in the interest of the holders affected by the default.

If an Event of Default shall have occurred and is continuing with respect to debt securities of any series, then, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of (and premium, if any, on) and accrued interest on such series of debt securities to be due and payable immediately and, in which case, such principal (premium, if any) and accrued interest shall be immediately due and payable. However, upon certain conditions, such declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of (or premium, if any, on) or interest on such series of debt securities) may be waived by the holders of a majority in principal amount of such series of debt securities.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request of the holders of such debt securities. The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee, provided that (i) such direction does not conflict with any rule of law or the indenture, (ii) the trustee may take any other action that is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of the affected series not joining in the giving of such direction. The indenture contains a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants under the indenture or setting forth the circumstances of any failure to so comply and the steps taken or proposed to be taken to eliminate such failure.

The indenture limits the right to institute legal proceedings. No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, or for any remedy under the indenture unless:

•	such holder has previously given written notice of a continuing Event of Default to the trustee;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of such series shall have made a written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee fails to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

However, any right of a holder of any debt security to receive payment of the principal of (premium, if any) and any interest on such debt security on or after the dates expressed in such debt security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

With the consent of the holders of at least a majority of the principal amount of a series of the debt securities outstanding, we may change the indenture or enter into a supplemental indenture that will then be binding upon that series. However, no changes in a series of debt securities may be made in this way that:

•	extends the final maturity date;

•	reduces the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon;

•	changes the currency of the debt;

•	reduces the premium (if any) payable upon redemption;

•	reduces the amount to be paid upon acceleration of maturity; or

•	reduces the majority consent required for changes to the indenture.

In addition, we may modify the indenture without the consent of the holders to, among other things:

•	add covenants;

•	change or eliminate provisions of the indenture so long as such changes do not adversely affect current holders of any outstanding debt securities;

•	cure any ambiguity or correct any provision which may be defective or inconsistent with any other provision contained in the indenture; and

•	make such other provisions in regards to matters or questions arising under the indenture as shall not adversely affect the interests of holders of debt securities of any series.

Defeasance of Debt Securities and Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the following provisions shall apply to each series of debt securities.

Legal Defeasance. The indenture provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have been discharged from our obligations with respect to all outstanding debt securities of such series on the date those conditions are satisfied. This means that we shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities and to have satisfied all our other obligations under such outstanding debt securities and, insofar as such debt securities are concerned, the indenture, except for:

•	the rights of holders of outstanding debt securities of such series to receive, solely from the trust fund described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payments of the principal of (and premium, if any, on) and interest on the outstanding debt securities of such series when due; and

•	a limited number of other provisions of the indenture, including provisions relating to: (i) transfers and exchanges of, and the maintenance of offices or agencies for paying or registering the transfer or exchange of, the debt securities of such series; (ii) the replacement of stolen, lost or mutilated debt securities of such series; (iii) the duties and rights of paying agents, the compensation and reimbursement of the trustee and resignation and removal of a trustee; (iv) redemption of such debt securities; and (v) the defeasance provisions of the indenture.

We refer to this as “legal defeasance.”

Covenant Defeasance. The indenture further provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be released, on and after the date such conditions are satisfied, from our obligations with respect to all outstanding debt securities of such series under the covenants described above under the heading “—Certain Restrictions,” any additional covenants applicable to the debt securities of such series which may be identified in the applicable prospectus supplement as being subject to covenant defeasance and the Events of Default described under the fourth bullet point under the heading “—Events of Default” above. This means that, with respect to the outstanding debt securities of such series, we may omit to comply with and shall have no liability for any such covenant and such omission to comply will not constitute an Event of Default or an event which after notice or passage of time or both would be an Event of Default. We refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, the following conditions must be satisfied, among other things:

(a) we must irrevocably deposit or cause to be deposited with the trustee as trust funds (i) an amount in cash, (ii) Government Obligations applicable to such debt securities that, through the payment of principal and interest in accordance with their terms, will provide, not later than the opening of business on the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (iii) a combination of cash and Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest and any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities when due and payable;

(b) we have paid all other sums payable in respect of the debt securities of such series, and such payment and the deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Event of Default or event which after notice or passage of time or both would be an Event of Default with respect to the debt securities of that series will have occurred and be continuing on the date of such deposit and no Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of

Default” above or event which after notice or passage of time or both would be an Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of Default” above shall have occurred and be continuing on the 91st day after the date of such deposit; and

(d) we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of an Event of Default (including an Event of Default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, on a redemption date, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Unless otherwise provided in the applicable prospectus supplement, when we use the term “Government Obligations,” we mean (i) direct noncallable obligations of the government which issued the currency in which the debt securities of that series are denominated or (ii) noncallable obligations the payment of principal of and interest on which is fully guaranteed by such government and which, in either case, are full faith and credit obligations of such government.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities issued thereunder if:

•	all outstanding debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•	all outstanding debt securities of such series and, in the case of the following clause (i) or (ii), not previously delivered to the trustee for cancellation, (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in each such case, we have irrevocably deposited with the trustee as trust funds in trust an amount in cash sufficient to pay at stated maturity or upon redemption such debt securities not previously delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the stated maturity or redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series and satisfy certain other conditions specified in the indenture. We refer to this as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture shall remain in effect.

Book-Entry Securities

The debt securities of a series will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities of a series will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or other successor depositary we appoint and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

We anticipate that DTC will act as depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered global security will be issued with respect to each $500 million of principal amount of debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of debt securities of such series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co will consent or vote with respect to such debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities of the series are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal of, and premium, if any, and interest, if any, on the debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to Cede & Co. is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as depositary for the debt securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor depositary is not obtained, then debt security certificates must be delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, debt security certificates will be delivered.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), or any successor thereto, will serve as trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we maintain ordinary banking relationships and from which we have obtained credit facilities and lines of credit.

The trustee under the indenture may resign with respect to one or more series of debt securities or may be removed with respect to any series of debt securities by holders of not less than a majority in principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

PLAN OF DISTRIBUTION

We may sell the debt securities covered by this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through underwriters, dealers or agents; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any direct purchasers or any underwriters, dealers or agents and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Christine M. Castellano, our Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, and Sidley Austin LLP, Chicago, Illinois, special counsel to the Company, will pass upon certain legal matters for us with respect to the debt securities. Ms. Castellano participates in various employee benefit plans offered by the Company and owns or has rights to acquire shares of the Company’s common stock.

EXPERTS

The consolidated balance sheets of Ingredion Incorporated and subsidiaries as of December 31, 2015 and 2014, the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We also file certain reports and other information with the New York Stock Exchange, on which our common stock is traded. Copies of such material can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our website at www.ingredion.com. However, information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus information in documents that we file with the SEC, which means that we may disclose important business and financial information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the documents filed by us with the SEC listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

•	Annual Report on Form 10-K for the year ended December 31, 2015 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2016 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016; and

•	Current Reports on Form 8-K filed with the SEC on January 6, 2016, February 8, 2016, March 2, 2016 and May 24, 2016.

We will provide free of charge a copy of any or all of the information that has been incorporated by reference in this prospectus if you write to or call us at the following:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

Attention: Corporate Secretary

Telephone: (708) 551-2600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The various expenses in connection with the sale and distribution of the debt securities registered hereby will be calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the various expenses will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Ingredion is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article VII of our By-Laws provides that Ingredion shall indemnify our directors and officers and the directors and officers of our subsidiaries against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists now or may hereafter be amended.

Ingredion is also empowered by Section 102(b)(7) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to Ingredion or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article Tenth of Ingredion’s Amended and Restated Certificate of Incorporation states that directors of Ingredion shall not be liable to Ingredion or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Ingredion or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividend payments, stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Ingredion maintains insurance policies under which the directors and officers of Ingredion are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Ingredion has entered into indemnification agreements with all its officers and directors. These agreements provide such officers and directors with indemnification against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists now or may hereafter be amended.

Item 16. Exhibits.

See the Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois, as of September 12, 2016.

INGREDION INCORPORATED

By	/s/ Ilene S. Gordon
Name:	Ilene S. Gordon
Title:	Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Christine M. Castellano and Jack C. Fortnum, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of September 12, 2016.

	Signature	Title

By:	/s/ Ilene S. Gordon Ilene S. Gordon	Chairman, President, Chief Executive Officer and Director (principal executive officer)

By:	/s/ Jack C. Fortnum Jack C. Fortnum	Chief Financial Officer (principal financial officer)

By:	/s/ Stephen K. Latreille Stephen K. Latreille	Controller (principal accounting officer)

By:	/s/ Luis Aranguren-Trellez Luis Aranguren-Trellez	Director

By:	/s/ David B. Fischer David B. Fischer	Director

By:	/s/ Paul Hanrahan Paul Hanrahan	Director

	Signature	Title

By:	/s/ Rhonda L. Jordan Rhonda L. Jordan	Director

By:	/s/ Gregory B. Kenny Gregory B. Kenny	Director

By:	/s/ Barbara A. Klein Barbara A. Klein	Director

By:	/s/ Victoria J. Reich Victoria J. Reich	Director

By:	/s/ Jorge A. Uribe Jorge A. Uribe	Director

By:	/s/ Dwayne A. Wilson Dwayne A. Wilson	Director

EXHIBIT INDEX

Number	Description

1*	Form of Underwriting Agreement

4.1	Indenture, dated as of August 18, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 27, 1999)

4.2*	Form of debt security

5.1	Opinion of Sidley Austin LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included in signature page to this Registration Statement)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.